UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a current report on Form 8-K, Sunesis Pharmaceuticals, Inc. (the “Company”) appointed Dayton Misfeldt as its interim Chief Executive Officer, effective January 1, 2018, and, as consideration for his services in such interim role through June 30, 2018, Mr. Misfeldt was granted an option to purchase 200,000 shares of the Company’s common stock pursuant to its 2011 Equity Incentive Plan (the “Plan”), to vest in six equal monthly installments measured from January 1, 2018. Since the Company expects Mr. Misfeldt to continue in the interim Chief Executive Officer role as the Company continues its search for a permanent Chief Executive Officer and, as compensation for his continued service in this role, on June 20, 2018, the Company granted Mr. Misfeldt an additional option to purchase 200,000 shares of the Company’s Common Stock, pursuant to the Plan, with an effective grant date of June 29, 2018, (the last business day of the month, in accordance with the Company’s practice), to vest monthly over six equal monthly installments measured from the grant date. All rights and obligations with respect to Mr. Misfeldt’s new grant will be as set forth in the Plan and applicable Plan documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: June 26, 2018	By:	/s/ William P. Quinn
William P. Quinn
Chief Financial Officer, Senior Vice President, Finance and Corporate Development